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                                                                   Exhibit 10.57


                              SERVICES AGREEMENT
                              ------------------


1.   Identification
     --------------

     This Services Agreement (the "Agreement") is entered into as of October 19, 1999 by and between Four Media Company Asia Pte Ltd. ("4MCA") and MTV Asia LDC ("MTVA").

2.   Recitals
     --------

     2.1 Pursuant to the terms of an Agreement dated as of February 13, 1995 between 4MCA and MTVA (the "Original Agreement"), 4MCA has been providing various services, including without limitation, production, studio and control room, online and offline editing, audio mixing, graphic, subtitling, duplication, standards conversion, origination and videotape library services, on the fourth floor and certain other space at 4MCA's facilities at 30 Choon Guan Street, City South Exchange Building, Singapore (the "Building").

     2.2 Although the term of the Original Agreement extends through April 14, 2002, pursuant to the terms of the Original Agreement, MTVA was granted an option to cancel the Original Agreement as of April 15, 2000, by delivering written notice to 4MCA no less than six months prior to such date. MTVA has not delivered such notice to 4MCA.

     2.3 The parties desire to enter into this Agreement in order to formally terminate the Original Agreement effective as of December 31, 1999 and to delineate the terms and conditions under which 4MCA shall deliver production, post-production, origination, duplication and library services to 4MCA commencing January 1, 2000, all on the terms and conditions hereinafter set forth.

3.   Original Agreement
     ------------------

     3.1  Termination of Original Agreement; Waiver of Notice of Cancellation
          -------------------------------------------------------------------
Option; Waiver of Cancellation Fee.  Notwithstanding any provision of Section 2
----------------------------------
of the Original Agreement to the contrary, the Original Agreement shall terminate on December 31, 1999. In partial consideration for MTVA's execution of this Agreement, (a) MTVA's obligation to deliver written notice of its exercise of the "Cancellation Option" (as defined in the Original Agreement) is hereby waived by 4MCA, and (b) the "Cancellation Fee" (as defined in the Original

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Agreement) is hereby waived by 4MCA, and MTVA shall have no obligation with respect to payment of such fee to 4MCA. In addition, 4MCA shall have no obligation to mitigate the effects of the termination of the Original Agreement, as set forth in Sections 2.3 through 2.6 of the Original Agreement.

     3.2  Waiver of Management Fees under Original Agreement.  In partial
          --------------------------------------------------
consideration for MTVA's execution of this Agreement, any and all outstanding fees payable by MTVA pursuant to Section 12 of the Original Agreement (which 4MCA values at an amount equal to Five Hundred Twenty Seven Thousand Three Hundred Singapore Dollars (S$527,300 )) are hereby waived in their entirety, and MTVA shall have no further obligation with respect to the payment of any fees under Section 12 of the Original Agreement.

     3.3  Outstanding Payments Remain Due.  Notwithstanding the termination of
          -------------------------------
the Original Agreement on December 31, 1999, except as set forth in Sections 3.1 and 3.2 above, MTVA shall remain obligated to pay to 4MCA any and all monthly fees and other amounts owing in consideration for 4MCA's provision of services to MTVA under the Original Agreement for the period to and including December 31, 1999, in accordance with the payment terms set forth in the Original Agreement.

4.   Services
     --------

     4.1  Production and Post-Production Services.  4MCA shall provide to MTVA
          ---------------------------------------
insert studio, online and offline editing, audio and graphics services, all as more specifically described in Exhibit "A" attached hereto and incorporated herein by this reference (collectively, the "Production and Post-Production Services"). The Production and Post-Production Services shall be provided Monday through Friday, exclusive of Singapore public holidays during the time periods set forth in Section 5.1. Notwithstanding the fact that the term of this Agreement ends on December 31, 2004, the Production and Post-Production Services shall be provided from the "Commencement Date" (as hereinafter defined) to and including December 31, 2000 (the "Production Services Term"). 4MCA irrevocably grants MTVA an option to extend the Production Services Term for a further one (1)-year period, exercisable by MTVA's written

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notice to 4MCA at least one month prior to the end of the Production Services
Term. Such extension option shall be irrevocably granted by 4MCA to MTVA on the same terms for successive one (1)-year periods throughout the Term. In addition, throughout the Term, from and after the termination of the Production Services Term, MTVA shall grant to 4MCA certain rights with respect to the provision of any of the Production and Post-Production Services, as more particularly described in Section 8 below.

     4.2  Origination, Duplication and Library Services. 4MCA shall provide to
          ---------------------------------------------
MTVA network origination, videotape duplication, standards conversion, satellite backhaul record, library storage and ancillary support services, all as more specifically described in Exhibit "B" attached hereto and incorporated herein by this reference (collectively, the "Origination, Duplication and Library Services"). The Origination, Duplication and Library Services shall be provided during the time periods set forth in Exhibit "B", it being understood that the Origination Services (as described in Exhibit "B") shall be provided 365 days a year, and the Duplication and Library Services (as described in Exhibit "B") shall be provided exclusive of Singapore public holidays. The Production and Post-Production Services and the Origination, Duplication and Library Services are together sometimes referred to as the "Services". 4MCA acknowledges that the Origination Services require, as an integral part thereof, the Philips compression systems. 4MCA is committed to providing such compression system to suit MTVA's needs and will use all commercial efforts to reach a reasonable arrangement with Viacom Inc. regarding such compression system. 4MCA's monthly charge for support of such compression system shall not exceed Two Thousand United States Dollars ($2,000) (based upon the current configuration of such system).

     4.3  MTVA Obligations.  In addition to any other representations,
          ----------------
warranties, covenants and agreements of MTVA set forth herein, MTVA acknowledges and agrees to fulfill all of MTVA's obligations in connection with the Services, which obligations are set forth in Exhibit "C" hereto and incorporated herein by this reference.

     4.4  Staffing.  The following provisions relate to staffing for various
          --------
Services:
          (a) "Edit One" (as described in Exhibit "A") shall be staffed with a Senior Editor and an Assistant Editor during all hours of operation. MTVA shall have approval rights

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with respect to such personnel.

          (b) "Edit Two" (as described in Exhibit "A") shall be staffed with an Editor and an Assistant Editor during all hours of operation. MTVA shall have approval rights with respect to such personnel.

          (c) "Non-linear Edit" (as described in Exhibit "A") shall be staffed with an Editor during all hours of operation. MTVA shall have approval rights with respect to such personnel.

          (d) All other staffing requirements shall be as set forth in Exhibits "A" and "B."

5.   Pricing and Payments
     --------------------

     5.1  Charges.
          -------

          (a) Origination, Duplication and Library Services. In consideration
              ---------------------------------------------
for 4MCA's provision of the Origination, Duplication and Library Services, MTVA shall pay to 4MCA a monthly fee of Five Hundred Twenty-Five Thousand Singapore Dollars (S$525,000) (the "Monthly Origination Fee"), exclusive of taxes. The Monthly Origination Fee shall be increased annually over the prior year's Monthly Origination Fee commencing January 1, 2000 and on each January 1 thereafter, by five percent (5%) over the prior year's Monthly Origination Fee.

          (b) Production and Post-Production Services.   In consideration for
              ---------------------------------------
4MCA's provision of the Production and Post-Production Services, MTVA shall pay to 4MCA the following:

          (i) For Insert Studio Services (as more particularly described on Exhibit "A"), based on 40 hours of service per month, a monthly fee of Thirty Two Thousand

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Singapore Dollars (S$32,000) (the "Studio Service Fee"), exclusive of taxes.
Insert Studio Services in excess of 40 hours per month will be provided for at Eight Hundred Singapore Dollars (S$800) per hour.

               (ii) For Edit One Services (as described in Exhibit "A"), based on a 40-hour week, a monthly fee of Seventy-Four Thousand Singapore Dollars (S$74,000) (the "Edit One Fee"), exclusive of taxes.

               (iii) For Edit Two Services (as described in Exhibit "A"), based on a 40-hour week, a monthly fee of Sixty-Three Thousand Singapore Dollars (S$63,000) (the "Edit Two Fee"), exclusive of taxes.

               (iv) For Nonlinear Edit Services (as described in Exhibit "A"), based on a 40-hour week, a monthly fee of Forty-Two Thousand Singapore Dollars (S$42,000) (the "Nonlinear Edit Fee"), exclusive of taxes.

               (v) For Audio Services (as described in Exhibit "A"), based on a 25-hour week), a monthly fee of Thirty-Six Thousand Singapore Dollars (S$36,000) (the "Audio Fee"), exclusive of taxes.

               (vi) For Graphics Services (as described in Exhibit "A"), based on a 40-hour week, a monthly fee of Forty-Six Thousand Six Hundred Singapore Dollars (S$46,600) (the "Graphics Fee"), exclusive of taxes.

               (vii) For Off-Line Edit Services (as described in Exhibit "A"), such services shall be provided to MTVA free of charge.

          The Studio Service Fee, the Edit One Fee, the Edit Two Fee, the Nonlinear Edit Fee, the Audio Fee and the Graphics Fee shall sometimes collectively be referred to as the "Monthly Production and Post-Production Fee".

          5.2  Payment Terms.  Payment for the Origination, Duplication and
               -------------
Library Services

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shall be due and payable in advance on the first day of each month during the
Term, with the first payment of the Monthly Origination Fee due on the Commencement Date and on the first day of each month thereafter during the Term. Payment for the Production and Post-Production Services shall be due and payable in advance on the first day of each month during the Production Services Term, with the first payment of the Monthly Production and Post-Production Fee due on the Commencement Date and on the first day of each month thereafter during the Production Services Term. The Monthly Origination Fee and the Monthly Production and Post-Production Fee shall be paid one-half in Singapore Dollars and one-half in United States Dollars, using a conversion rate of $1: S$1.70 (the "Conversion Rate") for the calculation of the applicable U.S. Dollar amount. The Conversion Rate shall be utilized throughout the Term. All portions of the Monthly Origination Fee payments and Monthly Production and Post-Production Fee payments payable to 4MCA in Singapore dollars hereunder shall be made via wire transfer to 4MCA's bank account at HSBC Limited, 10 Collier Quay #01-01 Ocean Building, Singapore 049315, Telephone: (65) 530-5000 (the "Bank"), Account No. 141-373977-
001 (SGD Current A/C). All portions of the Monthly Origination Fee payments and Monthly Production and Post-Production Fee payments payable to 4MCA in United States dollars hereunder shall be made via wire transfer to 4MCA's bank account at the Bank, Account No. 260-241229-178 (USD Current A/C). If MTVA fails to deliver any Monthly Origination Fee payments or Monthly Production and Post-Production Fee payments to 4MCA within thirty (30) days after the due date for such payment(s), 4MCA shall deliver written notice to MTVA of such non-payment. MTVA's failure to deliver such payment to 4MCA within five (5) business days after MTVA's receipt of such notice shall constitute a default hereunder. All other payments to 4MCA hereunder shall be made in Singapore dollars, shall be payable within thirty (30) days after MTVA's receipt of the applicable invoice, and shall be made via wire transfer to 4MCA's account at the Bank, Account No. 141-373977-001 (SGD Current A/C). If MTVA fails to make such payment within such 30-day period, 4MCA shall deliver written notice to MTVA of such non-payment. MTVA's failure to deliver such payment within five (5) business days after MTVA's receipt of such notice shall constitute a default hereunder (unless the payment amount is in dispute and payment for all undisputed amounts are timely made).

     5.3  Pricing for Production and Post-Production Services during Extension
          --------------------------------------------------------------------
Periods.  In
-------

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the event MTVA exercises the option(s) to extend the Production Services Term for an additional year or years hereunder pursuant to the provisions of Section 4.1, the Monthly Production and Post-Production Fee shall not be increased annually during any such extension periods, i.e., the Monthly Production and Post-Production Fee shall remain as set forth in Section 5.1(b) herein.

     5.4  Overtime Pricing.  If 4MCA provides Services (except for Insert Studio
          ----------------
Services) during periods in excess of the hours set forth in Exhibit "B" and/or
Section 5.1 herein, as applicable, the charges for such additional time shall be based on commercially reasonable rates as shall be agreed upon by MTVA and 4MCA in good faith. The charges for Insert Studio Services provided by 4MCA in excess of the hours set forth in Section 5.1(b)(i) shall be as set forth in Section 5.1(b)(i). Notwithstanding the foregoing, MTVA shall not be obligated to use 4MCA for the provision of services in excess of the hours set forth in Exhibits "A" and/or "B," and shall be free to utilize any other vendor for such services.

     5.5  Taxes.  MTVA shall be responsible for the payment of all existing and
          -----
new sales and services taxes and other similar taxes applicable to the Services.

6.   Term; Cancellation Option
     -------------------------

     6.1  Term.  4MCA shall commence the provision of Production and Post-
          ----
Production Services and Origination, Duplication and Library Services on January 1, 2000 (the "Commencement Date"), shall continue to provide the Origination, Duplication and Library Services until December 31, 2004 (the "Term"), and shall continue to provide the Production and Post-Production Services until the end of the Production Services Term, as such term may be extended from time to time.

     6.2  Failure to Obtain Lease Extension.  Notwithstanding any other
          ---------------------------------
provision of this Agreement to the contrary, if 4MCA is unable to obtain an extension of its lease of the Building from 4MCA's landlord upon terms acceptable to 4MCA and 4MCA delivers written notice to MTVA no later than April 1, 2004 of such failure to obtain such lease extension, this Agreement shall terminate on September 30, 2004 (the "Early Termination Date"), without liability to

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4MCA. In such event, MTVA shall not be liable for any Monthly Origination Fee payments for October, November and December of 2004, nor for any Monthly Production and Post-Production Fee payments covering such period (if the Production Services Term has been extended).

     6.3  Cancellation Option.  MTVA shall have the option, in its sole
          -------------------
discretion, to cancel this Agreement (the "Cancellation Option") effective December 31, 2003 (the "Cancellation Date"), exercisable by written notice to 4MCA (the "Cancellation Notice") no less than six (6) months prior to the Cancellation Date. If MTVA fails to deliver the Cancellation Notice to 4MCA at least six (6) months prior to the Cancellation Date, MTVA shall be deemed to have waived the Cancellation Option. If MTVA exercises the Cancellation Option, MTVA shall be obligated to pay to 4MCA a cancellation fee in an amount equal to One Million Seven Hundred Fifty Thousand Singapore Dollars (S$1,750,000) (the "New Cancellation Fee"), due and payable on or prior to the Cancellation Date.

     6.4  Amelioration Measures.  If and when MTVA delivers the Cancellation
          ---------------------
Notice to 4MCA of its exercise of the Cancellation Option in accordance with
Section 6.3 above, 4MCA shall be obligated to use all reasonable efforts during the six (6)-month period prior to the Cancellation Date to ameliorate 4MCA's potential business losses as a result of MTVA's exercise of the Cancellation Option, including without limitation, using all reasonable efforts to secure replacement customers to utilize the Origination Services during the one (1)- year period following the Cancellation Date. If 4MCA is successful in finding a replacement customer or customers who pay substantially the same fee that MTVA would have paid hereunder during the one (1)-year period following the Cancellation Date, then, no later than thirty (30) days after the end of the one
(1)-year period following the Cancellation Date, 4MCA shall refund to MTVA the New Cancellation Fee. 4MCA shall negotiate in good faith with, and use all reasonable efforts to contact, all potential customers in order to accomplish the amelioration measures set forth in this Section 6.4.

7.   Location and Relocation of Provision of Services
     ------------------------------------------------

     7.1  Production and Post-Production Services.  On the Commencement Date,
          ---------------------------------------
the

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Production and Post-Production Services shall be provided in the Building.
Thereafter and throughout the Term, 4MCA shall have the right to relocate the facility in which the Production and Post-Production Services are being provided to MTVA, provided that (a) at least three (3)-months prior written notice is given to MTVA, (b) the new location will not materially increase MTVA's operating costs, and (c) the new location is approved by MTVA (such approval not to be unreasonably withheld). If MTVA fails to respond in writing to 4MCA within thirty (30) days after MTVA's receipt of written notice from 4MCA requesting such relocation, such failure to respond shall be deemed MTVA's approval of such relocation. If as a result of such relocation, MTVA's operating costs materially increase, MTVA shall notify 4MCA in writing of such increased operating costs, and 4MCA shall reimburse MTVA for the increase in such operating costs.

     7.2  Origination Services.  On the Commencement Date, the Origination
          --------------------
Services shall be provided in the Building. Thereafter and throughout the Term, 4MCA shall have the right to relocate the facility in which the Origination Services are being provided to MTVA, provided that (a) such new location will not materially increase MTVA's operating costs nor materially impact MTVA's operations, (b) at least three (3) months' prior written notice is given to MTVA,(c) the new location is approved by MTVA (such approval not to be unreasonably withheld) and (d) the Origination Services continue to be provided without interruption during the relocation process. If MTVA fails to respond in writing to 4MCA within thirty (30) days after MTVA's receipt of written notice from 4MCA requesting such relocation, such failure to respond shall be deemed MTVA's approval of such relocation. If a relocation pursuant to this Section
7.2 results in a material increase in MTVA's operating costs, MTV shall notify 4MCA in writing of such increased operating costs, and 4MCA shall reimburse MTV for the increase in such operating costs. If, during the relocation process, a "Service Interruption" (as defined in Section 11.3) occurs and lasts for more than twenty-four (24) hours, MTVA shall have the right to terminate this Agreement with respect to the Origination Services, without compensation to 4MCA (except for any fees owed for Services provided prior to the date of termination hereof), and the provisions of Section 11.3 shall apply.

8.   Certain Rights with Respect to Production and Post-Production Services
     ----------------------------------------------------------------------

                                       9
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     From and after the termination of the Production Services Term, MTVA shall have the right to procure the provision of any or all of such services from a source other than 4MCA; provided, however, that, by written notice to 4MCA (the "Option Notice"), MTVA shall grant 4MCA a first option to bid on the provision of any and/or all of the Production and Post-Production Services for MTVA on terms and conditions that are acceptable to MTVA, in its sole discretion, and provided further, that 4MCA notifies MTVA that 4MCA elects to exercise such option within five (5) business days after 4MCA's receipt of the Option Notice from MTVA. If MTVA determines to procure the Production and Post-Production Services from 4MCA pursuant to this Section 8, MTVA shall pay 4MCA an amount mutually determined by the parties in good faith. If either (a) 4MCA notifies MTVA that 4MCA elects not to exercise such option or (b) the parties cannot agree in good faith on the terms and conditions under which 4MCA shall provide any or all of the Production and/or Post-Production Services to MTVA (including the pricing of any of such services), then MTVA may procure such services from any outside source engaged by MTVA, without liability to 4MCA.

9.   Maintenance
     -----------

     9.1  Generally.  4MCA shall maintain the equipment necessary to provide the
          ---------
Services at a level of performance that is consistent with the relevant equipment manufacturer's specifications, recommendations and good engineering practices. MTVA acknowledges that the Services may be interrupted for maintenance periods for all equipment operating on a full-time basis. The interruptions shall be as brief as practicable. A mutually agreed-upon maintenance schedule, setting forth any interruptions, and plans for alternate provision of Services during such interruptions, will be implemented during the Term.

     9.2  Certain Equipment.  4MCA acknowledges that the equipment listed in
          -----------------
Exhibit "D" (the "Exhibit D Equipment') belongs to and is the property of MTVA. 4MCA further consents to the Exhibit D Equipment being housed at 4MCA's premises and agrees to provide preventive maintenance to insure proper working of the Exhibit D Equipment without charge to MTVA. For and in consideration thereof, 4MCA may use some or all of the Exhibit D

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Equipment (where required) in the provision of Origination Services without payment to MTVA.

10.  Representations, Warranties and Covenants
     -----------------------------------------

     10.1  Of MTVA.  MTVA hereby represents, warrants and covenants to 4MCA as
           -------
follows:

           (a) MTVA is in compliance and will continue to comply with all applicable governmental laws, rules, regulations and administrative requirements relating to this Agreement, including those relating to the material to be received, processed or transmitted by 4MCA for MTVA, to the extent necessary to perform MTVA's obligations hereunder without any material adverse effect on 4MCA's rights or obligations hereunder.

           (b) The material to be received, processed or transmitted by 4MCA for MTVA shall not infringe upon the rights of third parties (including by way of illustration and not as a limitation, slander or copyright infringement); MTVA owns, licenses or otherwise has the right to use all such material; MTVA (or its distributors and agents) has and will continue to have all necessary consents, approvals, licenses and other rights from third parties (including governmental agencies) required for the transmission and reception of such material; and such material will not be defamatory.

           (c) MTVA has the full power and authority to enter into this Agreement.

           (d) MTVA has procured a valid broadcasting license issued by the appropriate governmental authorities prior to the Commencement Date, and all other material licenses, permits or other similar authorizations or exemptions necessary for carrying on its broadcasting business (collectively, "Broadcasting Licenses") (other than those to be provided by 4MCA pursuant to Section 10.2(c)) and otherwise to effectuate the terms of this Agreement. MTVA shall maintain the Broadcasting Licenses and all other licenses, permits and other similar authorizations in good standing with the appropriate governmental authorities. MTVA shall not be deemed to be in breach of any warranty contained herein on account of any withdrawal or

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revocation of the Broadcasting License so long as the revocation or withdrawal was beyond the reasonable control of MTVA.

     10.2  Of 4MCA.  4MCA represents, warrants and covenants to MTVA as follows:
           -------

           (a) 4MCA is in compliance and will continue to comply with all applicable governmental laws, rules, regulations and administrative requirements relating to this Agreement to the extent necessary to perform 4MCA's obligations hereunder without any material adverse effect on MTVA's rights or obligations hereunder.

           (b) 4MCA has the full power and authority to enter into this Agreement.

           (c) Prior to the Commencement Date, 4MCA shall procure all licenses, permits or other authorizations or exemptions necessary for performing its obligations hereunder from the appropriate government authorities (unless the failure to obtain such licenses, permits or other authorizations or exemptions would not have any material adverse effect on MTVA's rights or 4MCA's obligations hereunder). 4MCA shall maintain such licenses, permits and other authorizations and/or exemptions in good standing with the appropriate governmental authorities.

           (d) Insofar as 4MCA's provision of the Services affects or impacts MTVA's material licenses, permits or consents, 4MCA shall use all reasonable commercial efforts to comply with, and shall insure that its employees use all reasonable commercial efforts to comply with, all reasonable instructions and requests from MTVA which are necessary to insure compliance with the conditions of the licenses, permits and consents, so long as 4MCA is not obligated to incur any costs with respect to such compliance.

           (e) Notwithstanding any other term hereof, all equipment and systems necessary for 4MCA's provision of the Services shall function and operate in the manner in which they are intended to and without error when (a) referencing specific dates or (b) calculating a span of dates or (c) performing functions or operations which are affected by such date data during the year 2000 and beyond, throughout the duration of the Term.

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Notwithstanding the foregoing, 4MCA makes no representation or warranty whatsoever with respect to the Exhibit D Equipment, and/or such equipment's impact on 4MCA's provision of the Services.

11.  Limitation of 4MCA's Liability; Force Majeure
     ---------------------------------------------

     11.1  Limitation of Liability.  IN NO EVENT SHALL 4MCA BE LIABLE FOR ANY
           -----------------------
INCIDENTAL OR CONSEQUENTIAL DAMAGES, EXCEPT FOR DAMAGES RELATED TO WILLFUL MISCONDUCT, NEGLIGENCE OR ARISING FROM A RELOCATION PURSUANT TO SECTION 7.2, IN WHICH EVENT THE PROVISIONS OF SECTION 11.3 SHALL BE APPLICABLE.

     11.2  Force Majeure.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS
           -------------
AGREEMENT, 4MCA SHALL NOT BE LIABLE TO MTVA FOR ANY LOSS OF, DEFECTS IN OR ANY INABILITY TO FURNISH THE SERVICES DUE TO ACTS OF GOD; NATURAL DISASTER OR CATASTROPHE; ACTS OF GOVERNMENT; WARS; RIOTS; OR STRIKES, LOCKOUTS OR OTHER LABOR DIFFICULTY BEYOND 4MCA'S REASONABLE CONTROL (EACH OF THE ABOVE EVENTS TO BE REFERRED TO AS A "FORCE MAJEURE" EVENT). NOTWITHSTANDING THE FOREGOING, IF A FORCE MAJEURE EVENT CONTINUES AND 4MCA IS UNABLE TO PERFORM ITS ORIGINATION, DUPLICATION AND LIBRARY SERVICES OBLIGATIONS FOR FOURTEEN (14) DAYS OR ITS PRODUCTION AND POST-PRODUCTION SERVICES OBLIGATIONS FOR THIRTY (30) DAYS, HEREUNDER DURING SUCH TIME, THEN MTVA, IN ITS SOLE DISCRETION, MAY TERMINATE THIS AGREEMENT. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, MTVA SHALL NOT BE LIABLE TO 4MCA FOR ANY LOSS OR COMPENSATION DUE TO AN INABILITY TO PERFORM ITS OBLIGATIONS DUE TO "FORCE MAJEURE" EVENTS (AS DEFINED ABOVE, MUTATIS MUTANDIS). GOVERNMENTAL ACTION WHICH PROHIBITS MTVA FROM BROADCASTING ANY OR ALL OF ITS PROGRAMMING, IF SUCH ACTION IS BEYOND THE REASONABLE CONTROL OF MTVA, SHALL BE DEEMED A FORCE MAJEURE EVENT.

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     11.3  SERVICE INTERRUPTIONS DUE 4MCA'S NEGLIGENCE OR WILLFUL MISCONDUCT.
           -----------------------------------------------------------------
FOR PURPOSES OF THIS SECTION 11.3 AND SECTION 7.2, A "SERVICE INTERRUPTION" IS DEFINED AS A LOSS OF SIGNAL IN A PROGRAM CHANNEL SUCH THAT THE VIDEO AND AUDIO ASSOCIATED WITH THE PROGRAM CHANNEL ORIGINATED BY 4MCA UP TO THE POINT OF DEMARCATION IS ABSENT OR SIGNIFICANTLY DEGRADED. SUBJECT TO THE LIMITATIONS OF 4MCA'S LIABILITY AS SET FORTH IN THIS ARTICLE 11, IF, AS A DIRECT RESULT OF A SERVICE INTERRUPTION CAUSED BY 4MCA'S NEGLIGENCE OR WILLFUL MISCONDUCT OR A RELOCATION PURSUANT TO SECTION 7.2, MTVA CAN DEMONSTRATE THAT IT HAS INCURRED ACTUAL MONETARY DAMAGES, THEN 4MCA SHALL CREDIT MTVA FOR A LIKE AMOUNT (A "SERVICE INTERRUPTION CREDIT") UP TO A MAXIMUM AGGREGATE AMOUNT OF THREE HUNDRED THOUSAND SINGAPORE DOLLARS (S$300,000) DURING EACH CONSECUTIVE TWELVE (12)-MONTH PERIOD DURING THE TERM, IF AND ONLY IF (A) MTVA OR A THIRD PARTY PROVIDES NOTICE TO 4MCA THAT SUCH SERVICE INTERRUPTION HAS OCCURRED, (B) SUCH SERVICE INTERRUPTION OCCURRED WITHIN THE BOUNDARIES OF 4MCA'S POINT OF DEMARCATION, AND
(C) MTVA PROVIDES TO 4MCA WRITTEN DOCUMENTATION, CERTIFIED BY A RESPONSIBLE EXECUTIVE OFFICER OF MTVA, OF THE MONETARY DAMAGES AND OF MTVA'S MITIGATION MEASURES (AS SET FORTH BELOW) WITHIN NINETY (90) DAYS OF SUCH SERVICE INTERRUPTION. ANY SERVICE INTERRUPTION CREDIT GRANTED TO MTVA HEREUNDER SHALL, TO THE EXTENT POSSIBLE, BE OFFSET AGAINST THE MONTHLY ORIGINATION FEE. MTVA SHALL USE ALL REASONABLE COMMERCIAL EFFORTS TO MITIGATE ANY DAMAGES CAUSED BY A SERVICE INTERRUPTION, INCLUDING WITHOUT LIMITATION, MITIGATING DAMAGES ARISING FROM UNAIRED ADVERTISING TIME BY SUBSTITUTING "MAKE GOOD" ADVERTISING TIME WITH RESPECT TO ANY SUCH UNAIRED ADVERTISEMENTS SUBJECT, AT ALL TIMES, TO MTVA'S CLIENTS AGREEING TO SUCH SUBSTITUTE "MAKE GOOD" ADVERTISING TIME AND PROVIDED THAT MTVA SHALL NOT BE REQUIRED TO FORFEIT PAID OR BONUS ADVERTISING AIRTIME FOR THE "MAKE GOOD" ADVERTISING TIME. IN NO EVENT SHALL 4MCA BE LIABLE FOR, OR

SHALL MTVA RECEIVE, A SERVICE INTERRUPTION CREDIT FOR ANY SERVICE INTERRUPTION OCCURRING OUTSIDE OF 4MCA'S POINT OF DEMARCATION.

12.  Insurance
     ---------

     12.1  Fire, Theft and Comprehensive General Personal and Property Liability
           ---------------------------------------------------------------------
Insurance.  _4MCA shall maintain fire, theft and comprehensive general personal
---------
and property liability insurance in a form and in amounts satisfactory to MTVA, which insurance shall also cover all personnel and property utilized in connection with the Services, naming MTVA and its parent companies, Viacom International Inc. and Viacom Inc. as additional insureds.

     12.2  Comprehensive General Liability Insurance and All Risk Property
           ---------------------------------------------------------------
Insurance.  In addition, 4MCA shall maintain Comprehensive General Liability
---------
insurance and All Risk Property insurance, covering the liability of 4MCA to third parties, including MTVA's personnel, arising out of the furnishing by 4MCA of the Services. 4MCA will maintain such coverage in a form satisfactory to MTVA and in the amounts set forth below. The policies obtained by 4MCA in accordance herewith shall remain in effect throughout the Term.

           Workman's Compensation and employer's liability
               Coverage A - Statutory
               Coverage B - Minimal Amount of $1,000,000 (U.S.)

               Comprehensive General Liability
                    Combined Single Limit-Per Occurrence $1,000,000 (U.S.)

               Umbrella Liability
                    $3,000,000 (U.S.) in excess of Primary Insurance

           With respect to the Comprehensive General Liability, Umbrella Liability and All Risk Property Damage coverages scheduled above, MTVA and its parent companies, Viacom International Inc. and Viacom Inc., shall be named as additional insureds.

     12.3  Policy Requirements.  4MCA shall ensure that each insurance company
           -------------------
providing coverage under Sections 12.1 and 12.2 shall be licensed to do business in the Republic of Singapore and shall be authorized to issue the polices listed hereunder. All of the policies referred to above shall be written as primary insurance coverage only, and shall not be deemed to be in excess of, or to contribute to any, coverage carried by MTVA, Viacom International Inc., Viacom Inc. or any other direct or indirect subsidiary or affiliate thereof with respect to the same risks. 4MCA shall ensure that each insurer providing coverage hereunder shall provide MTVA with written notice of any change in such insurer, coverage, material change or reduction thereof (including limits, loss of coverage, provisions or forms, notice of termination, cancellation or non-renewal or of aggregate erosion thereon) at least thirty (30) days prior to the proposed effective date thereof. 4MCA represents and warrants that it will secure liability insurance and workman's compensation insurance of the type and in the amounts set forth above with Continental (HSBC Insurance-Singapore representative). 4MCA shall deliver to MTVA certificates of insurance prior to or upon the execution of this Agreement evidencing that the coverages identified in Sections 12.1 and 12.2 are in full force and effect (and also indicating the additional insureds and loss payees as required herein). MTVA will be provided with renewal certificates upon request.

     12.4  MTVA Workman's Compensation Insurance.  MTVA will provide 4MCA with a
           -------------------------------------
Workman's Compensation certificate for its employees and shall obtain liability insurance covering its employees, of the same type and in the same amounts as set forth in Sections 12.1 and 12.2, and with respect to such liability insurance, naming 4MCA and Four Media Company as additional insureds.

13.  Indemnification
     ---------------

     13.1  Indemnification.  Except as set forth in Section 11.1, 4MCA, on the
           ---------------
one hand, and MTVA, on the other hand, shall each defend, indemnify and hold harmless the other, their affiliates and their respective officers, directors, employees, shareholders, agents and representatives from and against any and all claims, demands, suits, judgments, losses, damages or expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "Claims") of any sort arising from a material breach of the respective representations, warranties and covenants set forth herein. This indemnification obligation shall survive any termination of this Agreement.

     13.2  Indemnification Procedure.  In any case where either party seeks
           -------------------------
indemnification, the indemnified party shall notify the indemnifying party as promptly as possible of any claim, litigation, or threatened claim or litigation for which the indemnified party seeks indemnification; provided, however, that the failure by the indemnified party to promptly notify the indemnifying party of any such claim, litigation or threatened claim or litigation shall not affect indemnifying party's indemnification obligations unless indemnifying party can demonstrate actual prejudice caused by the delay in providing notice. The indemnifying party shall afford indemnified party the opportunity to participate in, and, at the indemnifying party's option, control, compromise, settle, defend, or otherwise resolve the claim or litigation (and neither party shall effect any such compromise or settlement without the prior written consent of the indemnifying party, which consent shall not be reasonably withheld), and the indemnified party shall cooperate with indemnifying party in the defense of such claim. Any attorneys selected by the indemnifying party in connection with any such claim shall be reasonably satisfactory to the indemnified party.

14.  Non-Solicitation
     ----------------

     During the Term and for a period of two years thereafter, without the other party's express prior written approval, neither party shall, directly or indirectly, employ, attempt to employ, solicit for employment by others, or induce or attempt to influence a termination of employment by, any employee of the other party; or induce or attempt to induce a consultant or other independent contractor to sever that person's relationship with the other party; or assist any other person, firm or entity in the solicitation of any such consultant or employee.

15.  Proprietary Information and Copyright
     -------------------------------------

     15.1  Proprietary Information.  4MCA and MTVA acknowledge that in the
           -----------------------
course of 4MCA's provision of the Services to MTVA hereunder, either party may become acquainted with certain "Proprietary Information" of the other party. "Proprietary Information" of either party shall mean any information relating to such party's business, business concepts, and/or ideas relating to programming and/or other products, including all intellectual property pertaining to the foregoing (regardless of the stage of development of such) (collectively, "the Products"), which is not generally known other than by such party and designated as Proprietary Information by the relevant party. Proprietary Information may include, without limitation, the concepts, ideas, designs, formats and contents of the Products and the overall marketing and business plan with respect to the Products; and may include, without limitation, designs, devices, characters, stories, treatments, outlines, sketches, videos, copyrights, and any actual or contemplated trademark, trade name or service mark, computer hardware and software, and technical specifications. Each party agrees that it shall not use, disclose, disseminate or otherwise communicate, directly or indirectly, in whole or in part, during the Term, any Proprietary Information of the other party, except as necessary to implement the terms of this Agreement, without the other party's prior written consent, nor shall either party permit any of its representatives, subsidiaries, parent entity, or any third party acting for or on its behalf, to do any of the foregoing. In addition, neither party shall reproduce or copy or summarize any Proprietary Information of the other party without such other party's prior written consent in each instance. The obligations set forth in this Section 15 shall survive the termination of this Agreement for a period of one year. Upon the expiration of the Term or any earlier termination of this Agreement pursuant to the terms hereunder, each party shall promptly return to the other party all manuals, documents, files, reports, programming, videotapes, Proprietary Information and any other data, materials or property belonging to such other party.

     15.2  Copyright.  4MCA and its employees hereby acknowledge and agree that
           ---------
(a) all artistic, literary, dramatic, musical and other materials created by 4MCA hereunder, together with the results and proceeds of 4MCA's provision of the Services ("Materials"), are works commissioned by MTVA, and (b) MTVA is the owner of the Materials under copyright, in and for all means of exploitation now known or hereinafter devised, upon creation of such Materials. To the extent that any of the Materials are not deemed works commissioned by MTVA, 4MCA hereby assigns to MTVA all rights for all purposes throughout the world for the full period of copyright and all extensions and renewals thereof in and for all means of exploitation now known or hereinafter devised. 4MCA acknowledges and agrees that neither it nor any third party or person (other than MTVA) has any copyrights in the Materials and any copyright resides in MTVA as the sole owner of such rights, and 4MCA hereby quitclaims and assigns any rights in the copyright and hereby waives any and all moral rights with respect thereto. If requested by MTVA, 4MCA shall execute and deliver to MTVA an acknowledgment, quitclaim and assignment necessary to give effect to the foregoing in a form approved by MTVA.

16.  Miscellaneous
     -------------

     16.1  Assignment and Subcontracting.  Except as otherwise provided herein,
           -----------------------------
this Agreement is personal to each party and shall not be assigned or subcontracted in whole or in part without the prior written consent of the other, such consent not to be unreasonably withheld. Notwithstanding the foregoing, each party may assign this Agreement to its parent corporation, any other entity owned or controlled by such parent corporation, or any entity acquiring substantially all of the assets of a party, provided the assigning party remains liable for all obligations incurred hereunder prior to the effective date of any such permitted assignment. In addition, 4MCA shall not assign or transfer any rights hereunder to any person or entity that is directly or indirectly engaged in the production and/or distribution of television programming in competition with MTVA.

     16.2  Notices.  Any notice given under this Agreement, unless specifically
           -------
stated otherwise, shall be in writing and shall either be delivered in person or sent by overnight courier, telecopy or telegram, direct to the attention of the party intended as the recipient at the address listed below. Any such notice shall be deemed given on the date of service if served personally, or 24 hours after transmission if sent other than by person as provided in this paragraph. Either party may change its address by written notice to the other party.

           If to 4MCA:      Four Media Company Asia Pte. Ltd.
                            30 Choon Guan Street, # 04-00
                            City South Exchange Building
                            Singapore 079809
                            Tel. No.: (65) 220-8407
                            Fax No.: (65) 420-2732

           With a copy to:  Four Media Company
                            2813 W. Alameda Avenue
                            Burbank, CA 91505
                            Attn:  James T. Conlon
                            Tel. No.: 818-840-7156
                            Fax No.:  818-846-5197

           And:             Greenberg Glusker Fields Claman
                              & Machtinger LLP
                            1900 Avenue of the Stars
                            Suite 2100
                            Los Angeles, CA 90067
                            Attn:  Jill A. Cossman, Esq.
                            Tel. No.: 310-201-7420
                            Fax No.: 310-553-0687

           If to MTVA:      MTV Asia LDC
                            8 Shenton Way #01-01
                            Temasek Tower
                            Singapore 068811
                            Attn: Steven Tan, Vice President, Finance and
                                    Administration
                            Tel. No.: (65) 420-7315
                            Fax No.: (65) 221-9795

           With copies to:  MTV International Law & Business Affairs
                            1515 Broadway
                            New York, N.Y. 10036
                            Attn: Gil Aronow, Senior V.P., Deputy General
                                    Counsel
                            Tel. No.: 212-846-8542
                            Fax No.: 212-846-1792

     16.3  Governing Law.  The validity, interpretation and performance of this
           -------------
Agreement shall be determined by the laws of the State of New York without regard to choice of law principles.

     16.4  Entire Agreement.  This Agreement and all exhibits, which are
           ----------------
incorporated herein and made part hereof, contain the entire agreement of the parties with respect to its subject matter and supersedes all Original Agreements, negotiations, representations and proposals, written or oral, relating to its subject matter. Each party hereby acknowledges that any and all representations, warranties, covenants and agreements made by such party and contained in any exhibit to this Agreement are hereby expressly binding upon such party. This Agreement may not be modified except by an agreement in writing signed by both parties. Neither party shall be bound by or liable to the other party for any representation, promise or inducement made by an agent or person in the other party's employment which is not embodied in this Agreement.

     16.5  Waiver of Breach.  No forbearance by either party to enforce any
           ----------------
provision or to give notice of the breach of any provision of this Agreement shall constitute a waiver of such provision or right or be deemed to effect an amendment or modification of this Agreement.

     16.6  Independent Contractor.  The parties hereto acknowledge that 4MCA is
           ----------------------
an independent contractor and nothing contained herein shall be deemed to create, and the parties hereto do not intend to create, any relationship of employer/employee, partnership, joint venture or agency, nor shall any similar relationship be deemed to exist between them.

     16.7  Confidentiality.  The rates, terms and conditions of this Agreement
           ---------------
are confidential to the parties and their respected affiliates, attorneys and agents and, except as required by law, shall not be disclosed by either party to any other entity or individual without the prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of such other party. Either party may, however, disclose the existence of this Agreement.

     16.8  Attorneys' Fees.  In the event of any action for breach of, to
           ---------------
enforce the provisions of, or otherwise involving this Agreement, the court in such action shall award a reasonable sum as attorneys' fees and costs to the party who, in the light of the issues litigated and the court's decision on those issues, was more successful in the action. The more successful party need not be the party who recovers a judgment in the action. Any party in whose favor a judgment has been entered shall also be entitled to recovery of its attorneys' fees and costs in enforcing such judgment.

     16.9  Severability.  If any provision of this Agreement is void or
           ------------
unenforceable or violates any applicable law, rule or regulation, such provision shall in no way affect any other provision of this Agreement, or the validity or enforceability of this Agreement.

     16.10 Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                              FOUR MEDIA COMPANY ASIA PTE. LTD.


                              By: /s/ Robert T. Walston
                                  -----------------------------
                                  Its: Managing Director
                                       ------------------------


                              MTV ASIA LDC


                              By: /s/ Frank A. Brown
                                  -----------------------------
                                  Its: Senior Vice President -
                                       ------------------------
                                       Finance
                                       ---------

                                 EXHIBIT LIST
                                 ------------

EXHIBIT "A"    Description of Production and Post-Production Services

EXHIBIT "B"    Description of Origination, Duplication and Library Services

EXHIBIT "C"    MTVA's Obligations

EXHIBIT "D"    MTVA Equipment